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                                                                   Exhibit 99.1


                   THE IBERVILLE BUILDING AND LOAN ASSOCIATION
                              23910 Railroad Avenue
                           Plaquemine, Louisiana 70764

                                 (504) 687-6337

                      NOTICE OF SPECIAL MEETING OF MEMBERS

                        To Be Held On September __, 1998

        NOTICE IS HEREBY GIVEN that a special meeting ("Special Meeting") of the members of The Iberville Building and Loan Association ("Iberville" or the "Association") will be held at the Association's office located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764 on September __, 1998, at __:00 a.m., Central Time, to consider and vote upon:

        1. The approval of a Plan of Conversion ("Plan of Conversion") pursuant to which the Association would be converted from a Louisiana-chartered mutual savings and loan association to a Louisiana-chartered stock savings and loan association and issue all of its capital stock to a holding company, IBL Bancorp, Inc., and the transactions provided for in such Plan of Conversion, including the adoption of a new stock Restated Articles of Incorporation and new Bylaws of the Association; and

        2. Such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

        The Board of Directors has fixed _____ __, 1998 as the voting record date for the determination of members entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. Only those members of the Association of record as of the close of business on that date who continue to be members on the date of the Special Meeting will be entitled to vote at the Special Meeting or at any such adjournment.

                                        By Order of the Board of Directors


                                        G. Lloyd Bouchereau, Jr., President and
                                        Chief Executive Officer

Plaquemine, Louisiana
August __, 1998


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MARK THE ENCLOSED PROXY CARD IN FAVOR OF THE ADOPTION OF THE PLAN OF CONVERSION AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING. PROXIES MUST BE RECEIVED BY THE HOMESTEAD AT LEAST FIVE DAYS PRIOR TO THE SPECIAL MEETING IN ORDER TO BE VOTED AT THE SPECIAL MEETING.




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                   THE IBERVILLE BUILDING AND LOAN ASSOCIATION

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                           SPECIAL MEETING OF MEMBERS
                        To Be Held On September __, 1998

                                  INTRODUCTION

       This Proxy Statement is being furnished to members of The Iberville Building and Loan Association the ("Association") as of the close of business on _____ __, 1998 in connection with the solicitation by the Board of Directors of the Association of proxies to be voted at the Special Meeting of Members of the Association (the "Special Meeting") to be held on September __, 1998, at the Association's office located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764 at __:00 p.m., Central Time, and at any adjournments thereof. This Special Meeting is being held for the purpose of considering and voting upon the Plan of Conversion under which the Association would be converted from a Louisiana-chartered mutual savings and loan association to a Louisiana-chartered stock savings and loan association, with the concurrent sale of all of the Association's capital stock to IBL Bancorp, Inc. (the "Company"), and the sale by the Company of shares of its Common Stock to the public in a Subscription Offering and, if necessary, in a Community Offering. The simultaneous conversion of the Association to stock form, the issuance of the Association's capital stock to the Company, and the offer and sale of the Common Stock by the Company, all pursuant to the Plan, are referred to herein as the "Conversion." References to the Association shall include the Association in either its mutual or stock form as indicated by the context.

         Voting in favor of or against the Plan of Conversion includes a vote for or against the adoption of the new stock Restated Articles of Incorporation and Bylaws of the Association.

         Voting in favor of the Plan of Conversion will not obligate any person to purchase Common Stock. A copy of the Company's Prospectus accompanies this Proxy Statement and is incorporated herein by reference. See "Incorporation of Information by Reference," "How to Obtain Additional Information" and "Available Information."

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                  VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

         Depositors and mortgage loan borrowers as of the close of business on _____ __, 1998 ("Voting Record Date") who continue to be depositors or mortgage loan borrowers on the date of the Special Meeting or any adjournment thereof ("Members") will be entitled to vote on the Plan of Conversion. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies.

         At the Special Meeting, each depositor Member will be entitled to cast one vote for every $100 of the total withdrawal value of all of his or her accounts in the Association as of the Voting Record Date up to a maximum of 500 votes, and each borrower Member will be entitled to cast one vote in the aggregate for all loans as a borrower in addition to the votes such Member may be entitled to cast as a depositor, up to an aggregate maximum of 500 votes. As of the Voting Record Date, the Association had approximately _____ Members who are entitled to cast a total of approximately _______ depositors' votes and approximately _____ borrowers' votes, for a total of approximately _______ votes at the Special Meeting.

         This Proxy Statement and related materials are first being mailed to Members on or about August __, 1998.

         The affirmative vote of a majority of the total outstanding votes eligible to be cast at the Special Meeting is required for approval of the Plan of Conversion.


                                     PROXIES

         The Board of Directors of the Association is soliciting the proxy which accompanies this Proxy Statement furnished to Members for use at the Special Meeting and any adjournment thereof. Each proxy solicited hereby, if properly executed, duly returned before the Special Meeting and not revoked prior to or at the Special Meeting, will be voted at the Special Meeting in accordance with the Member's instructions indicated thereon. If no contrary instructions are given, the executed proxy will be voted in favor of the Plan of Conversion. Proxies must be received by the Secretary of the Association at least five days prior to the date of the Special Meeting in order to be voted at the Special Meeting. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the Special Meeting.

         Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Association either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Proxies are being solicited only for use at the Special Meeting and any and all adjournments thereof and will not be used for any other meeting.

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         Proxies may be solicited by officers, directors and employees of the
Association personally, by telephone or further correspondence without additional compensation.

         Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts ("IRA") and Keogh trusts established at the Association, the beneficiary may direct the trustee's vote on the Plan of Conversion by returning a completed proxy card to the Association. If no proxy card is returned, the trustee will vote in favor of approval of the Plan of Conversion on behalf of such beneficiary.

         The Board of Directors urges each Member as of the close of business on _____ __, 1998 to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible, even if you do not intend to purchase Common Stock. This will ensure that your vote will be counted.


                    INCORPORATION OF INFORMATION BY REFERENCE

         The Company's Prospectus dated August __, 1998 is incorporated herein by reference. The Prospectus sets forth a description of the Plan of Conversion and the related offering of common stock by the Company under the caption "The Conversion." Such caption also describes the effects of the Conversion on the members of the Association, including the tax consequences of the Conversion and the establishment of a liquidation account for the benefit of certain depositors of the Association. Upon consummation of the Conversion, the articles of incorporation of the Association will be restated to reflect the Conversion, to provide for the issuance of capital stock and to provide for a liquidation account.

         Information regarding the Company and the Association is set forth in the Prospectus under the captions "Summary - IBL Bancorp, Inc." and "- The Iberville Building and Loan Association." The Prospectus also describes the business and financial condition of the Association under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements of the Association are included in the Prospectus. See also "Selected Financial Data" and "Summary of Recent Developments" in the Prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the Conversion, the historical capitalization of the Association and the pro forma capitalization of the Company, and other pro forma data are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization" and "Pro Forma Data," respectively.

         The Prospectus also provides information regarding the names, ages, business experience and compensation of the Association's directors and executive officers, as well as the benefit plans and proposed employment agreements. See "Management" in the Prospectus.


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                              REVIEW OF OTS ACTION

         Any person aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion may obtain review of such action by filing in the court of appeals of the United States for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, a written petition praying that the final action of the OTS be modified, terminated or set aside. Such petition must be filed within 30 days after the publication of notice of such final action in the Federal Register, or 30 days after the mailing by the applicant of the notice to members as provided for in 12 C.F.R.
section 563b.6(c), whichever is later. The further procedure for review is as follows: A copy of the petition is forthwith transmitted to the OTS by the clerk of the court and thereupon the OTS files in the court the record in proceeding, as provided in Section 2112 of Title 28 of the United States Code. Upon the filing of the petition, the court has jurisdiction, which upon the filing of the record is exclusive, to affirm, modify, terminate, or set aside in whole or in part, the final action of the OTS. Review of such proceedings is as provided in Chapter 7 of Title 5 of the United States Code. The judgment and decree of the court is final, except that they are subject to review by the Supreme Court upon certiorari as provided in Section 1254 of Title 28 of the United States Code.


                      HOW TO OBTAIN ADDITIONAL INFORMATION

         You may request in writing a copy of the Plan of Conversion from the Association. Any such requests should be directed to Gary K. Pruitt, Secretary, The Iberville Building and Loan Association, 23910 Railroad Avenue, Plaquemine, Louisiana 70764. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by the Association by _:00 p.m., Central Time, on September __, 1998.


                              AVAILABLE INFORMATION

         The Association has filed with the OTS an Application for Conversion pursuant to which it will convert to stock form in accordance with the terms of the Plan. This Proxy Statement and the Prospectus omit certain information contained in such Application. The Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20055 and at the office of the Regional Director of the OTS located at 122 West John Carpenter Freeway, Suite 600, Irving, Texas 75039.

         The Company has filed with the SEC a Registration Statement on Form SB-2 (File No. 333-_____) under the Securities Act with respect to the Common Stock being offered in the Conversion. This Proxy Statement and the Prospectus do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities


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maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C.
20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. In addition, the SEC maintains a web site that contains registration statements and other reports regarding registrants that file electronically with the SEC (such as the Company). The address of the SEC's web site is http://www.sec.gov. The statements contained in the Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

                              --------------

         PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE SPECIAL MEETING.

                              --------------


         THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF ANY OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.











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THE IBERVILLE BUILDING AND LOAN ASSOCIATION                 REVOCABLE PROXY



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE IBERVILLE BUILDING AND LOAN ASSOCIATION (THE "ASSOCIATION") FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON SEPTEMBER __, 1998 AND ANY ADJOURNMENT THEREOF.

         The undersigned, being a member of the Association, hereby authorizes the Board of Directors of the Association or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of the Association to be held at the Association's main office located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764 on September __, 1998, at __:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

         (1) To vote FOR or AGAINST a Plan of Conversion pursuant to which the Association would be converted from a Louisiana-chartered mutual savings and loan association to a Louisiana-chartered stock savings and loan association and issue all of its capital stock to a holding company, IBL Bancorp, Inc. and the transactions provided for in such Plan of Conversion, including the adoption of a new stock Restated Articles of Incorporation and new Bylaws for the Association.


                       FOR  \  \                  AGAINST    \  \


         (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.


         This proxy, if executed, will be voted FOR adoption of the Plan of Conversion if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.


                   (Continued and to be signed on other side)


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                           (Continued from other side)




          Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Association either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

         The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of the Association called for the ____ day of September, 1998 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.


                              Date:                                      , 1998
                                   --------------------------------------


                                   --------------------------------------------
                                                    Signature

                                   --------------------------------------------
                                                Signature


                                    Note: Please sign exactly your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.